UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2013

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 299-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Revised Risk Factors

The Company is filing the risk factors attached hereto as Exhibit 99.1 for the purpose of updating and superseding the risk factor disclosure contained in its public filings, including those discussed under the caption “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 30, 2012 and its Quarterly Report on Form 10-Q for the period ended September 30, 2012, which was filed with the SEC on November 8, 2012.

Retrospective Reporting of Additional Information in response to Adoption of New Accounting Standard

The Company is also filing this Current Report on Form 8-K to disclose the impact of the adoption of a new accounting standard (ASU No. 2011-05, as amended by ASU No. 2011-12) on its historical financial statements in the Company’s most recent Annual Report on Form 10-K. ASU No. 2011-05, which the Company adopted beginning with its fiscal quarter ended March 31, 2012, requires, among other things, that the Company retrospectively report additional information related to the presentation of total comprehensive income (loss), namely net loss, the components of other comprehensive income (loss) and total comprehensive loss on the face of the financial statements, either in a single continuous statement of comprehensive income (loss) or in two separate but consecutive statements. The following table presents selected components of the Consolidated Statements of Comprehensive Income (Loss) for the Company for each of the three years ended December 31, 2011, 2010 and 2009 and should be read in conjunction with the Company’s 2011 Annual Report on Form 10-K, which previously included this information in the Consolidated Statements of Stockholders’ Equity.

	Years Ended December 31,
	2011	2010	2009
Consolidated Statements of Comprehensive Income (Loss) Unaudited
(in thousands)
Net income (loss)	$30,648	$(58,789)	$(44,093)
Other comprehensive loss:
Unrealized losses on available-for-sale securities	$(147)	$(20)	$(18)

Comprehensive income (loss)	$30,501	$(58,809)	$(44,111)

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

By:	/s/ David B. Johnston
Name:	David B. Johnston
Title:	Chief Financial Officer

Date: January 16, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Risk Factors